                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  March 3, 1994

                             AMC ENTERTAINMENT INC.
               (Exact Name of Registrant as specified in charter)

           DELAWARE                  0-12429           43-1304369
    (State or other juris-         (Commission        (IRS Employer
   diction of incorporation)       File Number)     Identification No.)


                              106 West 14th Street
                              Kansas City, Missouri
                    (Address of principal executive officers)

Registrant's telephone number, with area code:  (816) 221-4000

Item 5.   OTHER EVENTS

          On March 3, 1994, the Registrant consummated the public offering of its $1.75 Cumulative Convertible Preferred Stock, 66 2/3 CENTS par value per share (the "Convertible Preferred Stock"). Net proceeds to the Company, after paying underwriting discounts and commissions but before paying other expenses of the Offering, estimated at $900,000, were $96,489,277. Set forth as an Exhibit hereto is the Certificate of Designations respecting the Convertible Preferred Stock.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) and (b).  Not applicable.

          (c).  Exhibits

               4.1 Certificate of Designations relating to $1.75 Cumulative Convertible Preferred Stock.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             AMC ENTERTAINMENT INC.


                                             By: /s/ Richard L. Obert
                                                ----------------------
                                                Richard L. Obert
                                                Vice President and
                                                Chief Accounting Officer


Date:  April 7, 1994



                                       -2-